Exhibit 99.1

Press Release

For Release, 09:10AM ET May 4, 2023

Neonode to Report First Quarter 2023 Results on May 11, 2023

STOCKHOLM, SWEDEN, May 4, 2023 — Neonode Inc. (NASDAQ: NEON), announced today that it will release the financial results for the three months ended March 31, 2023, on Thursday May 11, 2023.

The Company will host a conference call Thursday May 11, 2023, at 10AM Eastern Standard Time (EST)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Urban Forssell, CEO, and Fredrik Nihlén, CFO.

To join the conference call, please use the following link:

https://www.redeye.se/events/897099/liveq-neonode.

For interested individuals unable to join the live event, a digital recording for replay will be available on https://www.redeye.se.

For more information, please contact:

Director Marketing

Alana Gordon

E-mail: alana.gordon@neonode.com

Phone: +46 73 682 60 10

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

Follow us at:
Cision

LinkedIn
Twitter

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the SEC from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.